UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 16, 2019 (January 10, 2019)

OROPLATA RESOURCES, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-55088	33-1227980
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
930 Tahoe Blvd., Suite 802-16 Incline Village, NV 89451 (Address of principal executive offices) Tel: (775) 473-4744
(Registrant’s Telephone Number)

Not Applicable
(Former Address and Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement

On January 11, 2019, Oroplata Resources, Inc. (the “Company”), agreed to extend the consulting agreements (the “Board Agreements”) with each of the three board members, Douglas Cole, Douglas MacLellan, and William Hunter (each a “Board Member” and collectively the “Board Members”) for two additional years and to authorize for each of the Board Members a one-time grant of two million shares of common stock of the Company which such grants are subject to forfeiture if the Board Members resign prior to the end of their additional term. The terms of the Board Agreements were reported previously by the Company in a Current Report on form 8-K dated January 5, 2018.

Item 3.02. Unregistered Sale of Equity Securities

On January 11, 2019, the Company issued to consultants an aggregate of 12,700,000 restricted shares of the Company’s common stock. The breakdown of the preceding amount is as follows: (a) 6,000,000 shares were issued pursuant to Item 1.01 above and (b) the remaining 6,700,000 shares were issued pursuant to consulting agreements in lieu of cash consideration.

All of the securities referenced above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 11, 2019, the Company agreed to extend the employment agreement (the “Employment Agreement”) of Douglas Cole for two additional years. The terms of the Employment Agreement was reported previously by the Company in a Current Report on Form 8-K dated January 5, 2018.

Item 7.01. Regulation FD Disclosure

On Wednesday, January 16, 2019, Chief Executive Officer of the Company, Doug Cole delivered a PowerPoint presentation (“Investor Presentation”) attached hereto as Exhibit 99.1, to certain potential investors of the Company at the 2019 Wall Street Conference at Mar a Lago in Palm Beach, Florida. The Investor Presentation may also be used by the Company in presentations to investors from time to time in the future.

The information contained in the Investor Presentation is summary information that should be considered in the context of the Company’s filings with the Securities and Exchange Commission and other public announcements the Company may make by press release or otherwise from time to time. The Investor Presentation speaks as of the date of this Report. While the Company may elect to update the Investor Presentation in the future to reflect events and circumstances occurring or existing after the date of this Report, the Company specifically disclaims any obligation to do so.

By furnishing this Current Report on Form 8-K and furnishing the Investor Presentation, the Company makes no admission as to the materiality of any information in this Report, including without limitation the Investor Presentation. The Investor Presentation contains forward-looking statements. See Page 2 of the PowerPoint Presentation for a discussion of certain forward-looking statements that are included therein and the risks and uncertainties related thereto.

The information in this Form 8-K relating to Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

On January 10, 2019, Oroplata Resources, Inc. (the “Company”) issued a public letter to investors providing a summary update on progress to date and projections for the future. A copy of the Company’s letter is attached hereto as Exhibit 99.2.

The information in this Form 8-K relating to Item 8.01 and Exhibit 99.2 attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.Description

99.1Oroplata Resources, Inc. PowerPoint Presentation delivered January 16, 2019

99.2Letter to Investors issued by Oroplata Resources, Inc. on January 10, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OROPLATA RESOURCES, INC.

Date: January 16, 2019/s/ Douglas Cole

Douglas Cole

Chief Executive Officer